                Form of Universal Warrant Agreement Exhibit 4.3



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                             INDEX WARRANT AGREEMENT

                         dated as of ________ __, 200__


                                     between

                                     UBS AG

                                       and

                    [NAME OF WARRANT AGENT], as Warrant Agent

                           ___________________________


                    [Name of Index] Index [Put/Call] Warrants

                           Expiring ________ __, 200__




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                                TABLE OF CONTENTS

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PARTIES.....................................................................    1
RECITALS....................................................................    1


                                    ARTICLE I

             ISSUANCE OF WARRANTS AND FORM, EXECUTION, DELIVERY AND
                      REGISTRATION OF WARRANT CERTIFICATES

Section 1.01.    The Warrants; Issuance of Warrants;
                 Book-Entry Procedures; Successor Depository................    1
Section 1.02.    Form; Denominations; Execution, Countersignature, Delivery
                 and Dating of Global Warrant Certificates..................    4
Section 1.03.    Definitive Warrant Certificates............................    6
Section 1.04.    Maintenance of Warrant Register; Registration of Transfers
                 and Exchanges of Global Warrant Certificates...............    8
Section 1.05.    Mutilated, Destroyed, Lost and Stolen Warrant Certificates.   10
Section 1.06.    Cancellation of Warrants...................................   11


                                   ARTICLE II

               [EXERCISE PRICE,] DURATION AND EXERCISE OF WARRANTS

Section 2.01.    Duration of Warrants; Method of Exercise; Minimum
                 [and Maximum] Exercise Amounts; Notice of Exercise.........   12
Section 2.02.    Exercise of Warrants.......................................   15
Section 2.03.    Automatic Exercise of Warrants.............................   24
[Section 2.04.   Cancellation of Warrants...................................   26
Section 2.05.    Discontinuance or Modification of Index....................   27
Section 2.06.    Designation of Agent for Receipt of Notice.................   28
[Section 2.07.   Extraordinary Events.......................................   28
[Section 2.08.   Temporary Suspension of the Right to Exercise the Warrants.   28
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                                   ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS

Section 3.01.    Treatment of Holders.......................................   28
Section 3.02.    Holder or Owner of Warrant May Enforce Rights..............   29


                                   ARTICLE IV

                          CONCERNING THE WARRANT AGENT

Section 4.01.    Warrant Agent..............................................   29
Section 4.02.    Certain Duties of the Warrant Agent........................   30
Section 4.03.    Conditions of Warrant Agent's Obligations..................   30
Section 4.04.    Compliance With Applicable Laws............................   33
Section 4.05.    Corporate Warrant Agent Required; Eligibility..............   33
Section 4.06.    Resignation and Removal; Appointment of Successor..........   34
Section 4.07.    Acceptance of Appointment by Successor.....................   35
Section 4.08.    Merger, Conversion, Consolidation or Succession to Business   36


                                    ARTICLE V

                CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

Section 5.01.    Consolidations and Mergers of the Corporation and Sales,
                 Leases and Conveyances Permitted Subject to Certain
                 Conditions.................................................   36


                                   ARTICLE VI

                             SUPPLEMENTAL AGREEMENTS

Section 6.01.    Amendment of Index Warrant Agreement.......................   38
Section 6.02.    Form of Approval of Supplemental Agreements by Owners
                 or Holders.................................................   40
Section 6.03.    Effect of Supplemental Agreements..........................   40
Section 6.04.    Reference in Warrants to Supplemental Agreements...........   40
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                                   ARTICLE VII

                          COVENANTS OF THE CORPORATION

Section 7.01.    Listing of Warrants on National Securities Exchange........   40
Section 7.02.    Governmental Approvals.....................................   41
Section 7.03.    Payment of Cash Settlement Value [or Cancellation Amount]..   41
Section 7.04.    Maintenance of Office or Agency; Unclaimed Moneys..........   41
Section 7.05.    Corporate Existence........................................   42


                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.01.    Reopening of Issue of Warrants.............................   43
Section 8.02.    Payment of Taxes...........................................   43
Section 8.03.    Notices and Demands to the Corporation and Warrant Agent...   43
Section 8.04.    Addresses for Notices......................................   43
Section 8.05.    Notices to Owners and Holders..............................   43
Section 8.06.    GOVERNING LAW..............................................   44
Section 8.07.    Benefits of Index Warrant Agreement........................   44
Section 8.08.    Successors and Assigns.....................................   44
Section 8.09.    Index Warrant Agreement and Warrants Solely Corporate
                 Obligations................................................   44
Section 8.10.    Severability...............................................   45
Section 8.11.    Headings...................................................   45
Section 8.12.    Counterparts...............................................   45
Section 8.13.    Inspection of Index Warrant Agreement......................   45
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                                    EXHIBITS

Exhibit A        Form of Warrant Certificate

Exhibit B-1      Form of Exercise Notice from Depository Participant
Exhibit B-2      Form of Exercise Notice from Holder of Definitive Warrant
                 Certificate
Exhibit C        Form of Rejection Notice
Exhibit D        Form of Confirmation of Exercise
Exhibit E-1      Form of Depository Participant Certificate
Exhibit E-2      Form of Holder Certificate

                             INDEX WARRANT AGREEMENT

            INDEX WARRANT AGREEMENT, dated as of ________ __, 200__ (as modified, amended or supplemented, this "Agreement"), between UBS AG, a corporation organized and existing under the laws of Switzerland (the "Corporation"), and [NAME OF WARRANT AGENT], a [banking association] [corporation] organized and existing under the laws of ______________, as Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H:

            WHEREAS, the Corporation proposes to sell [put] [call] warrants (each, a "Warrant") representing the right to receive from the Corporation an amount in [U.S. dollars (specify other currency if applicable)] to be determined by reference to [decreases] [increases] in the [(insert name of security index or describe portfolio of specified stocks or other securities)] (the "Index"); and

            WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange, exercise and cancellation of the Warrants, and the Corporation desires to set forth herein, among other things, the provisions of the Warrants and the terms and conditions under which they may be issued, transferred, exchanged, exercised and canceled;

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                         ISSUANCE OF WARRANTS AND FORM,
                      EXECUTION, DELIVERY AND REGISTRATION
                             OF WARRANT CERTIFICATES

            Section 1.01. The Warrants; Issuance of Warrants; Book-Entry Procedures; Successor Depository. (a) Each Warrant shall represent the right, subject to the provisions contained herein and therein, to receive the Cash Settlement Value (as defined in Section 2.02(g)) [or the Cancellation Amount (as defined in Section 2.04(b)), as the case may be,] of such Warrant. Such Cash Settlement Value [or Cancellation Amount, as the case may be,] shall be payable in [U.S. dollars (specify other currency if applicable)]. In no event shall any registered holder of a Warrant (each, a "Holder") or any Owner (as defined in Section 1.01(c)) be entitled to receive any interest on any Cash Settlement Value [or Cancellation Amount, as the case may be], and the Warrants shall not entitle the Holders or Owners thereof to any of the rights of the holder of any of the securities on which the Index is based (the "Underlying Securities") or any other securities. No Warrant shall require or entitle the Holder or Owner thereof to sell, deliver, purchase or take delivery of any Underlying Securities or any other securities to or from the Corporation, nor shall the Corporation be under any obligation to purchase or take delivery of, or sell or deliver, any such securities to or from the Holders or Owners thereof.

            (b) The Warrants shall constitute direct, unconditional and unsecured obligations of the Corporation.

            (c) The Warrants shall initially be issued in book-entry form and represented by one or more global certificates (each, a "Global Warrant Certificate"). Owners of beneficial interests in a Global Warrant Certificate (each, an "Owner") shall not be entitled to receive definitive certificates evidencing the Warrants; provided, however, that the Corporation shall issue Warrants in definitive form (each, a "Definitive Warrant Certificate", and with the Global Warrant Certificates, the "Warrant Certificates") in exchange for a Global Warrant Certificate if (i) the Depository (as defined in Section 1.01(d)) has notified the Corporation that it is unwilling or unable to continue as Depository for such Global Warrant Certificate or if at any time it has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered in order to act as Depository, and a successor Depository is not appointed by the Corporation within 90 days, (ii) the Corporation at any time shall determine to have the Warrants represented by Definitive Warrant Certificates and shall execute and deliver to the Warrant Agent a written order signed in the name of the Corporation by its Chairman of the Board, its

Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary (each such order, a "Corporation Order") stating that the Corporation wishes to issue Warrants in definitive form in exchange for such Global Warrant Certificate, or (iii) there shall have occurred and be continuing a default in the payment of the Cash Settlement Amount [or Cancellation Amount, as the case may be,] with respect to the Warrants. In any such instance, and in accordance with the provisions of this Agreement, each Owner shall be entitled to have registered in its name the number of Warrants in definitive form equivalent to such Owner's beneficial interest in such Global Warrant Certificate and shall be entitled to physical delivery of Definitive Warrant Certificates representing such Warrants by the Depository Participant or Indirect Participant (each as defined in Section 1.01(d)) through which such Owner's beneficial interest is reflected.

            (d) Each Global Warrant Certificate shall initially be registered in the name of, and the Holder of each Warrant represented by such Global Warrant Certificate shall be, [The Depository Trust Company] or its agent (the "Depository", which term shall include any nominee of the Depository and any successor depository selected by the Corporation as provided in Section 1.01(e)), and shall be deposited with the Depository or its agent for credit to the accounts of the Depository Participants as shown on the records of the Depository from time to time. The Warrant holdings of Depository Participants shall be recorded on the books of the Depository. The Warrant holdings of Indirect Participants and of Owners who are customers of Depository Participants shall be reflected on the books and records of such Depository Participants and shall not be known to the Warrant Agent, the Corporation or the Depository. The Warrant holdings of Owners who are customers of Indirect Participants shall be reflected on the books and records of such Indirect Participants and shall not be known to the Warrant Agent, the Corporation, the Depository Participants or the Depository. Neither the Corporation nor the Warrant Agent shall have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to any such beneficial ownership interest. As used herein, the term "Depository

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Participant" shall include any participant in the Depository's system and, for purposes of this Agreement, shall also mean any participant in the book-entry system of any successor Depository. As used herein, the term "Indirect Participant" shall include any other bank, securities dealer, trust company or other Person (as defined below) that clears or maintains a custodial relationship with a Depository Participant, either directly or indirectly. As used herein, the term "Person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            (e) The Corporation may from time to time select a new Person to act as Depository and, if such selection is made, the Corporation shall promptly give the Warrant Agent and the existing Depository notice to such effect identifying the new Depository. As promptly as practicable thereafter, the Depository shall deliver each Global Warrant Certificate then held by it to the Warrant Agent, and the Warrant Agent shall register the transfer of such Global Warrant Certificate to the new Depository as provided in Section 1.04. Appropriate changes may be made in each Global Warrant Certificate, and in the notice of exercise and the related notices delivered in connection with an exercise or deemed exercise of Warrants to reflect the selection of the new Depository.

            Section 1.02. Form; Denominations; Execution, Countersignature, Delivery and Dating of Global Warrant Certificates. (a) At any time and from time to time after the execution and delivery of this Agreement, the Corporation may deliver one or more Global Warrant Certificates, each representing any integral number of Warrants [not exceeding ________________ Warrants originally issued,] executed by the Corporation as set forth in Section 1.02(b), to the Warrant Agent for countersignature, together with a Corporation Order for the countersignature and delivery of such Warrants, and the Warrant Agent shall manually countersign and deliver such Warrants in accordance with such Corporation Order. During such time as Warrants shall be represented by Global Warrant Certificates, the Corporation may issue additional Warrants in accordance with the terms of this Agreement either by issuing an additional Global Warrant Certificate or by issuing a new Global Warrant Certificate in exchange for the existing Global Warrant Certificate, provided that any such exchange shall conform to the requirements set forth in Section 1.04(f).

            (b) Each Global Warrant Certificate, whenever issued, shall be in registered form substantially in the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. Each Global Warrant Certificate shall be printed, lithographed, typewritten, mimeographed or engraved on steel engraved borders or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval) and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Corporation executing the same may approve (such execution to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any securities exchange on which the Warrants may be listed, or of the Depository, or to conform to usage. Each Global Warrant Certificate shall be signed on behalf of the Corporation by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any such officer on any Global Warrant Certificate may be either manual or facsimile. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Global Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

            (c) No Global Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, unless such Global Warrant Certificate has been countersigned by the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Corporation shall be conclusive evidence, and the only evidence, that such Global Warrant

Certificate so countersigned has been duly issued hereunder.

            (d) Any Global Warrant Certificate bearing the manual or facsimile signatures of individuals who were at the time of such signature the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Global Warrant Certificate or did not hold such offices at the date of such Global Warrant Certificate.

            (e) Each Global Warrant Certificate shall be dated the date of its countersignature.

            Section 1.03. Definitive Warrant Certificates. (a) Any Definitive Warrant Certificate issued in accordance with Section 1.01(c), whenever issued, shall be in registered form substantially in the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or necessary or desirable for individual Definitive Warrant Certificates, provided that each such Definitive Warrant Certificate shall have imprinted on the reverse thereof the Exercise Notice substantially in the form of Exhibit B-2. Each Definitive Warrant Certificate may represent any integral number of Warrants [not exceeding ________________ Warrants originally issued], shall be printed, lithographed, typewritten, mimeographed or engraved on steel engraved borders or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval), and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Corporation executing the same may approve (such execution to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any securities exchange on which the Warrants may be listed, or of the Depository, or to conform to usage. Each Definitive Warrant Certificate shall be signed on behalf of the Corporation upon the same conditions, in substantially the same manner and with the same effect as set forth in Section 1.02 with respect to Global Warrant Certificates.

            (b) Each Definitive Warrant Certificate, when so signed on behalf of the Corporation, shall be delivered to the Warrant Agent together with a Corporation Order for the countersignature and delivery of such Warrants, and the Warrant Agent shall manually countersign and deliver such Warrants in accordance with such Corporation Order upon the same conditions, in substantially the same manner and with the same effect as set forth in Section
1.02 with respect to Global Warrant Certificates. Each Definitive Warrant Certificate shall be dated the date of its countersignature.

            (c) No Definitive Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, unless such Definitive Warrant Certificate has been countersigned by the Warrant Agent. Such signature by the Warrant Agent upon any Definitive Warrant Certificate executed by the Corporation shall be conclusive evidence, and the only evidence, that such Definitive Warrant Certificate so countersigned has been duly issued hereunder.

            (d) Any Definitive Warrant Certificate bearing the manual or facsimile signatures of individuals who were at the time of such signature the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Definitive Warrant Certificate or did not hold such offices at the date of such Definitive Warrant Certificate.

            (e) Definitive Warrant Certificates delivered in exchange for a Global Warrant Certificate shall be registered in such names and addresses (including tax identification numbers) and in such denominations as shall be requested in writing by the Depository or its nominee in whose name such Global Warrant Certificate is registered, upon written certification to the Corporation and the Warrant Agent, in form satisfactory to each of them, of the existing beneficial ownership interests in such Global Warrant Certificate.

            (f) The Holder of any Warrant represented by a Definitive Warrant Certificate shall be the Person in whose name such Definitive Warrant Certificate is registered in the Warrant Register (as defined in Section 1.04) at such time.

            Section 1.04. Maintenance of Warrant Register; Registration of Transfers and Exchanges of Global Warrant Certificates. (a) The Corporation shall cause to be kept at the Warrant Agent Office (as defined in Section 1.04(b)) a register (the "Warrant Register"), which may be maintained electronically and in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration and registration of transfer, exchange, exercise and cancellation of Warrants. The Warrant Agent is hereby appointed "Warrant Registrar" for the purpose of registering Warrant Certificates and transfers and exchanges of Warrant Certificates as herein provided.

            (b) A Warrant Certificate may be transferred at the option of the Holder thereof upon surrender of such Warrant Certificate at the office or agency of the Warrant Agent maintained for the purpose of transferring, exchanging, exercising and canceling the Warrants, which shall be south of Chambers Street in the Borough of Manhattan, The City of New York (the "Warrant Agent Office"), and which is, on the date of this Agreement, _______________________, New York, New York, _____, Attention: [Corporate Trust Department], or at the office of any successor Warrant Agent as provided in
Article IV. Upon any such registration of transfer, the Corporation shall execute, and the Warrant Agent shall countersign and deliver, as provided in
Section 1.02 or 1.03, as the case may be, in the name of the designated transferee a new Global Warrant Certificate or Definitive Warrant Certificate, as the case may be, of like tenor, of any authorized denomination and representing in the aggregate a like number of unexercised Warrants as evidenced by such Warrant Certificate at the time of such registration of transfer, and bearing a number not contemporaneously outstanding.

            (c) A Warrant Certificate may be exchanged at the option of the Holder thereof for other Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, of like tenor, of any authorized denomination and representing in the aggregate a like number of unexercised Warrants, upon surrender of such Warrant Certificate at the Warrant Agent Office. Whenever any Warrant Certificate is so surrendered for exchange, the Corporation shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02 or 1.03, as the case may be, the Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, that the Holder of such exchanged Warrant Certificate is entitled to receive and bearing a number not contemporaneously outstanding.

            (d) Any Warrant Certificate presented or surrendered for registration of transfer or for exchange shall be duly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Corporation, duly signed by the registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer that is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange.

            (e) Except as otherwise provided herein or in a Global Warrant Certificate, the Warrant Agent shall register the transfer of such Global Warrant Certificate on the records of the Warrant Agent only to the Depository, to a nominee of the Depository, to a successor Depository or to a nominee of the successor Depository.

            (f) A Global Warrant Certificate may be exchanged for a new Global Warrant Certificate to reflect the issuance by the Corporation of additional Warrants[; provided, however, that in no event shall the number of Warrants represented by any Global Warrant Certificate exceed ___________________ originally issued]. To effect such an exchange, the Corporation shall deliver to the Warrant Agent a new Global Warrant Certificate duly executed on behalf of the Corporation as provided in Section 1.02, together with a Corporation Order for the countersignature and delivery of such Warrants. The Warrant Agent shall countersign such new Global Warrant Certificate as provided in Section 1.02 and in accordance with such Corporation Order, and shall deliver such new

Global Warrant Certificate to the Depository in exchange for, and upon receipt of, the Global Warrant Certificate then held by the Depository. The Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depository and return the canceled Global Warrant Certificate to the Corporation.

            (g) All Warrant Certificates issued upon any registration of transfer or exchange of Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, shall be valid obligations of the Corporation, evidencing the same obligations of the Corporation and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered upon such registration of transfer or exchange. The Warrant Agent shall not be required to effect any exchange or transfer that would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.

            (h) No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Corporation may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

            Section 1.05. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. (a) If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Corporation shall execute, and the Warrant Agent shall countersign and deliver in exchange therefor, as provided in Section 1.02 or 1.03, as the case may be, a new Warrant Certificate of like tenor representing a like number of unexercised Warrants and bearing a number not contemporaneously outstanding.

            (b) If there shall be delivered by a Holder of a Warrant Certificate to the Corporation and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, and (iii) funds sufficient to cover any cost or expense to the Corporation (including any fees charged by the Warrant Agent) relating to the issuance of a new

Warrant Certificate, then, in the absence of notice to the Corporation or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Corporation shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02 or 1.03, as the case may be, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor representing a like number of unexercised Warrants and bearing a number not contemporaneously outstanding.

            (c) If the Warrants evidenced by any such mutilated, destroyed, lost or stolen Warrant Certificate have been exercised, or have been or are about to be deemed to be exercised, the Corporation in its discretion may, instead of issuing a new Warrant Certificate, treat the same as if it had received written irrevocable notice of exercise in good form in respect thereof, as provided herein.

            (d) Upon the issuance of any new Warrant Certificate under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

            (e)   Every new Warrant Certificate issued pursuant to this Section
1.05 in lieu of any mutilated, destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Corporation, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

            (f) The provisions of this Section 1.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

            Section 1.06. Cancellation of Warrants. (a) If the Corporation shall purchase or otherwise acquire

Warrants represented by a Global Warrant Certificate, such Warrants may, at the option of the Corporation and upon notification to the Warrant Agent, be surrendered free through a Depository Participant for credit to the Warrant Account (as defined in Section 2.01(b)) and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and on the Warrant Register.

            (b) When all of the Warrants represented by any Global Warrant Certificate have been exercised by the Owner thereof, automatically exercised or otherwise canceled, and upon receipt of the same by the Warrant Agent, the Warrant Agent shall promptly cancel such Global Warrant Certificate.

            (c) The Corporation may at any time deliver to the Warrant Agent for cancellation any Definitive Warrant Certificates previously countersigned and delivered hereunder that the Corporation may have acquired in any manner whatsoever, and the Warrant Agent shall promptly cancel all Definitive Warrant Certificates so delivered.

            (d) All Warrant Certificates surrendered for exercise, registration of transfer or exchange or cancellation, if surrendered to any Person other than the Warrant Agent, shall be delivered to the Warrant Agent, and the Warrant Agent shall promptly cancel all such Warrant Certificates and all other Warrant Certificates surrendered to it for exercise, registration of transfer or exchange or cancellation.

            (e) No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant Certificate canceled as provided in this Section 1.06 except as expressly permitted by this Agreement. All canceled Warrant Certificates held by the Warrant Agent shall be destroyed by it unless by written order the Corporation requests their return to it.

                                   ARTICLE II

               [EXERCISE PRICE,] DURATION AND EXERCISE OF WARRANTS

            Section 2.01. Duration of Warrants; Method of Exercise; Minimum [and Maximum] Exercise Amounts; Notice of

Exercise. (a) Subject to the limitations described herein, each Warrant may be exercised in whole but not in part on any New York Business Day (as defined in Section 2.01(f)) from [its date of issuance (specify other date if applicable)] until [3:00 P.M.], New York City time, on the earlie[st] of (i) [______________ (specify date upon which right to exercise Warrants expires)] or, if such date is not a New York Business Day, on the next succeeding New York Business Day (the "Expiration Date"), [or] (ii) the date of automatic exercise as provided in
Section 2.03 [or (iii) the date of cancellation as provided in Section 2.04][; provided that the Corporation may temporarily suspend the right of the Holders to exercise their Warrants pursuant to the provisions of Section 2.08]. [No exercise price shall be payable by any Holder or Owner in connection with the exercise of any Warrant.] [The exercise price for each Warrant shall be $_____ and shall be payable [in U.S. dollars (specify other currency if applicable)] (the "Exercise Price").]

            (b) Except in the case of automatic exercise, each Warrant may be exercised by:

            (i) in the case of any Warrant represented by a Global Warrant Certificate (each, a "Book-Entry Warrant"), (A) transfer of such Warrant on the records of the Depository free to the Warrant Agent's Depository Participant account (entitled ____________________), or such other account of the Warrant Agent at the Depository as the Warrant Agent shall specify (the "Warrant Account"), [and] (B) delivery to the Warrant Agent as provided in Section 2.01(d)(i)(C) of written notice (an "Exercise Notice") duly completed and executed by a Depository Participant acting on behalf of the Owner of such Warrant [and (C) payment of the Exercise Price [in U.S. dollars (specify other currency if applicable)] [in cash or by cashier's check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] payable to the account of the Corporation]; and

            (ii) in the case of Warrants represented by a Definitive Warrant Certificate (each, a "Certificated Warrant"), (A) surrender of such Definitive Warrant Certificate to the Warrant Agent at the Warrant Agent Office, [and] (B) delivery to the Warrant Agent as provided in Section 2.01(d)(ii)(C) of an Exercise Notice duly completed and executed by the Holder of such Warrant [and (C) payment of the Exercise Price [in U.S. dollars (specify other currency if applicable)] [in cash or by cashier's check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] payable to the account of the Corporation];

provided, however, that each Exercise Notice is subject to rejection by the Warrant Agent as provided herein.

            (c) Not fewer than [specify minimum exercise amount] [nor more than [specify maximum exercise amount]] Warrants may be exercised by or on behalf of any one Owner or, in the case of Certificated Warrants, any one Holder at any one time, except that no such minimum [or maximum] exercise amount shall apply in the case of (i) the automatic exercise of any Warrants, or (ii) the exercise of any Warrants on the Expiration Date.

            (d) An Exercise Notice [may be conditioned as set forth in Section 2.02(b), but] shall [otherwise] be unconditional. Each Exercise Notice shall be irrevocable and:

            (i) in the case of any Book-Entry Warrant, shall (A) be in the form of Exhibit B-1 hereto, [(B) shall include a certification by the Depository Participant submitting such Exercise Notice that the Owners affected by such Exercise Notice are not Index Country Residents (as defined in Section 2.01(f))] and (C) shall be sent to the Warrant Agent in writing at its address as set forth in such form of Exercise Notice or at such other address as the Warrant Agent may specify from time to time by notice given in accordance with Section 8.05; and

            (ii) in the case of any Certificated Warrant, shall (A) be in the form of Exhibit B-2 hereto and shall, unless otherwise agreed by the Corporation and the Warrant Agent, be set forth on the reverse of the Definitive Warrant Certificate representing such Certificated Warrant, [(B) shall include a certification by the Holder of such Certificated

      Warrants that such Holder is not an Index Country Resident] and (C) shall be sent to the Warrant Agent in writing at its address as set forth in such form of Exercise Notice or at such other address as the Warrant Agent may specify from time to time by notice given in accordance with Section 8.05.

            (e) Except as provided in Section 2.02(c), the Warrant Agent and the Corporation shall be entitled to rely conclusively on any Exercise Notice received by the Warrant Agent with no duty of inquiry by either of them.

            (f) As used in this Agreement, "New York Business Day" means any day other than a Saturday or Sunday or a day on which the [New York Stock Exchange or American Stock Exchange (list any other relevant securities exchanges)] is not open for securities trading or banking institutions generally in The City of New York are authorized or required by law or executive order to close; "Index Country Business Day" means any day other than (i) a Saturday or Sunday or a day on which banking institutions generally in [(specify name of Index country)] are authorized or required by law or executive order to close or
(ii) a day on which the [(list names of relevant exchanges)] are not open for business[; and "Index Country Resident" means a resident of, or any corporation or other Person organized under the laws of [(specify name of Index country)], its territories, its possessions or other areas subject to its jurisdiction].

            Section 2.02. Exercise of Warrants. (a) Except in the case of automatic exercise as provided in Section 2.03 [or cancellation as provided in
Section 2.04] and subject to Section 2.02(c)([ii]) [and 2.02(f)], the exercise date (the "Exercise Date") for a Warrant shall be (i) the New York Business Day on which the Warrant Agent receives delivery of such Warrant to the Warrant Account, in the case of Book-Entry Warrants, or of the Definitive Warrant Certificate representing such Warrant at the Warrant Agent Office, in the case of Certificated Warrants, [and] an Exercise Notice relating to such Warrant in good order [and payment of the Exercise Price in the manner specified in Section 2.01(b)], if such receipt occurs at or prior to [3:00] P.M., New York City time, on such New York Business Day, and (ii) otherwise the New York Business Day next succeeding the day on which the Warrant Agent receives such Warrant[, the Exercise Price] and such Exercise Notice, which next succeeding New York Business Day shall be the day on which such Warrant[, Exercise Price] and Exercise Notice shall be deemed to have been received. If any Exercise Notice[, the related Exercise Price] or the Warrants to which such Exercise Notice relates are received after [3:00] P.M., New York City time, on the Expiration Date, such Exercise Notice shall be void and of no effect and shall be deemed not to have been delivered. Except in the case of automatic exercise as provided in Section 2.03, the "Valuation Date" for a Warrant shall be the first Index Country Business Day next succeeding the Exercise Date of such Warrant. [The "Designated Exercise Date" for a Warrant shall be the date that, but for the provisions of Section 2.02(f), would be the Exercise Date for such Warrant in accordance with this Section 2.02(a).]

            [(b) Notwithstanding anything in this Agreement to the contrary, if a Depository Participant, in the case of Book-Entry Warrants, or a Holder, in the case of Certificated Warrants, has specified in its Exercise Notice that such Exercise Notice is conditional (a "Conditional Exercise Notice"), then such Conditional Exercise Notice shall be void and of no effect, and shall be disregarded for all purposes of this Agreement, if [Describe the terms upon which the Exercise Notice may be conditional, which may be as follows: the Spot Index (as defined in Section 2.02(g)) on the day that, but for the provisions of this Section 2.02(b), would be the Valuation Date for such Warrants is more than __________ [above] [below] the Spot Index on the [Designated] Exercise Date of such Warrants (or, if the [Designated] Exercise Date is not an Index Country Business Day, on the immediately preceding Index Country Business Day) (the "Reference Value").]

            (c) Following receipt of proper delivery of any Warrant[, the Exercise Price] and the Exercise Notice related to such Warrant in accordance with Section 2.01(b), the Warrant Agent shall:

            [(i) deposit all funds received by it in payment of the Exercise Price of such Warrant to the account of the Corporation maintained with it for such purpose (unless otherwise instructed in writing by the Corporation), and advise the Corporation by telephone and in writing, by facsimile transmission or otherwise, at the end of each day on which any such payment is received of the amount so deposited to its account;]

            (ii)(A) in the case of a Book-Entry Warrant, promptly determine whether such Exercise Notice has been duly completed and is in proper form and verify that the Person that executed such Exercise Notice is listed as a Depository Participant in the most recent published edition of the Depository's Eligible Corporate Securities Book (or the comparable publication of any successor Depository) and, if such Person is not listed therein, make reasonable efforts to obtain verbal verification from the Depository's Planning Department (telephone number 212-709-1000) (or the comparable department of a successor Depository) that such Person is a Depository Participant; and (B) in the case of a Certificated Warrant, promptly determine whether such Exercise Notice has been duly completed and is in proper form and whether the Definitive Warrant Certificate representing such Warrant is in proper form;

            (iii)(A) in the case of a Book-Entry Warrant, if the Warrant Agent determines that such Exercise Notice has not been duly completed or is not in proper form, or is unable through the procedures described in clause ([ii])(A) above to verify that the Person that submitted such Exercise Notice is a Depository Participant, then the Warrant Agent shall reject such Exercise Notice and shall send to the Depository Participant that submitted such Exercise Notice a notice of rejection substantially in the form of Exhibit C hereto (a "Rejection Notice") and redeliver the Warrants to which such rejected Exercise Notice relates free through the facilities of the Depository to the account from which they were transferred; and (B) in the case of a Certificated Warrant, if the Warrant Agent determines that such Exercise Notice has not been duly completed or is not in proper form, or that the Definitive Warrant Certificate representing such Warrant is not in proper form, then the Warrant Agent shall reject such Exercise Notice and shall send a Rejection Notice to the Holder of such Warrants and return such Definitive Warrant Certificate to such

      Holder by first class mail at the expense of the Corporation;

            (iv) by [5:00 P.M.], New York City time, on the New York Business Day on which such Exercise Notice is received (or deemed to have been received), notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) of (A) the total number of Warrants in respect of which Exercise Notices were received (or deemed to have been received) at or prior to [3:00 P.M.], New York City time, on such date [and] (B) the number of such Exercise Notices that were rejected by the Warrant Agent pursuant to clause ([iii]) above and the aggregate number of Warrants to which such rejected Exercise Notices relate[, and (C) the number of such Exercise Notices that were Conditional Exercise Notices and the aggregate number of Warrants to which such Conditional Exercise Notices relate];

            [(v) if any of such Exercise Notices are Conditional Exercise Notices, by [5:00 P.M.], New York City time, on the Valuation Date for such Warrants (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), (A) determine the Reference Value for such Warrants and the Spot Index for the date that, but for the provisions of Section 2.02(b), would be the Valuation Date of such Warrants; (B) determine whether any Conditional Exercise Notices have become void pursuant to such Section 2.02(b); and (C) if so, promptly notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) and send a Rejection Notice to the appropriate Depository Participant or Holder, as the case may be, and (x) in the case of Book-Entry Warrants, redeliver such Warrants free through the facilities of the Depository to the account from which they were transferred or (y) in the case of Certificated Warrants, return such Warrants to such Holder by first class mail at the expense of the Corporation.]

            (vi) by [5:00 P.M.], New York City time, on the Valuation Date for such Warrants (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), determine the aggregate number of Warrants covered by Exercise Notices that have not [become void pursuant to Section 2.02(b) or] been rejected pursuant to clause ([iii]) above (the "[Exercised] [Tendered] Warrants");

            (vii) by [5:00 P.M.], New York City time, on the Valuation Date for the Tendered Warrants (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), determine pursuant to Section 2.02(f) the number of such Tendered Warrants that shall not be Delayed Exercise Warrants (such Tendered Warrants, the "Exercised Warrants");]

            (viii) by [5:00 P.M.], New York City time, on the Valuation Date for the Exercised Warrants (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), (A) determine the Cash Settlement Value of the Exercised Warrants, (B) notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) of the aggregate Cash Settlement Value with respect to such Exercised Warrants, and (C) send notice of confirmation of exercise in substantially the form of Exhibit D hereto to the appropriate Depository Participant or Holder, as the case may be; and

            (ix) promptly deliver a copy of each such Exercise Notice to the Corporation and advise the Corporation of such other matters relating to any of the Warrants covered thereby, whether or not they constitute [Tendered Warrants or] Exercised Warrants, as the Corporation shall reasonably request.

            (d) At or before [3:00 P.M.], New York City time, on the [fifth] New York Business Day following the Valuation Date for any Exercised Warrants (or, if such Valuation Date is not a New York Business Day, on the [sixth] New York Business Day after such Valuation Date) (such date, with respect to such Exercised Warrants, the "Settlement Date"), the Corporation shall make available to the Warrant Agent funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value of such Exercised Warrants. On the New York Business Day on which the Corporation has made adequate funds available to the Warrant Agent at or prior to [3:00 P.M.], New York City time, the Warrant Agent shall make payment available (i) if the Exercised Warrants are Book-Entry Warrants, in the form of a wire transfer to the appropriate Depository Participant after [3:00 P.M.], New York City time, but prior to the close of business, on such day, such payment to be in the amount of the aggregate Cash Settlement Value of the Exercised Warrants exercised by such Depository Participant, and (ii) if the Exercised Warrants are Certificated Warrants, in the form of one or more cashier's checks or official bank checks to each appropriate Holder after [3:00 P.M.], New York City time, but prior to the close of business, on such day, such payment to be in the amount of the Cash Settlement Value of the Exercised Warrants exercised by such Holder. In the case of payments by the Warrant Agent to a Depository Participant, the Warrant Agent shall have no responsibility for the crediting by such Depository Participant of the Cash Settlement Value of such Warrants to the appropriate Owners.

            (e) (i) The Warrant Agent shall cause its records, which may be kept electronically, to be marked to reflect the reduction in the number of Warrants evidenced by each Global Warrant Certificate by the number of such Warrants for which payment has been made available as provided in Section 2.02(d) promptly after such payment has been made available. In the absence of manifest error, the Warrant Agent's records shall be conclusive evidence as to such matters.

            (ii) If any Definitive Warrant Certificate shall be surrendered to the Warrant Agent for exercise of fewer than all the Warrants represented thereby, the Corporation shall execute, and the Warrant Agent shall countersign, as provided in Section 1.02 or 1.03, as the case may be, and deliver to the Holder of such Warrants by first class mail at the expense of the Corporation a new Definitive Warrant Certificate of like tenor representing all Warrants remaining unexercised after such exercise and bearing a number not contemporaneously outstanding.

            [(f) The Corporation may, at its sole option, elect to limit the aggregate number of Warrants for which any Designated Exercise Date shall be the Exercise Date to a number not less than ________________ (the "Maximum Exercisable Number").

            (i) The Corporation may, at its sole option, notify the Warrant Agent in writing (including by facsimile transmission) not later than [3:00 P.M.], New York City time, on the Valuation Date with respect to any Tendered Warrants (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), that the Corporation has elected to exercise its option under this Section 2.02(f) to limit the number of such Tendered Warrants for which the Exercise Date to which such Valuation Date relates shall be the Designated Exercise Date for such Warrants to a number (the "Elected Maximum Number") not smaller than the Maximum Exercisable Number. If the Warrant Agent shall not have received such notice by such time, none of the following provisions in this Section 2.02(f) shall apply to such Tendered Warrants, such Designated Exercise Date shall be the Exercise Date for such Tendered Warrants, and all of such Tendered Warrants shall be deemed to be "Exercised Warrants" for purposes of this Agreement.

            (ii) If the Warrant Agent shall have received the notice contemplated by clause (i) above by the time specified in such clause (i), then prior to [5:00 P.M.], New York City time, on such Valuation Date (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), the Warrant Agent shall select by lot from all such Tendered Warrants, subject to clause (iii) below, Tendered Warrants for which the Exercise Date shall be such Designated Exercise Date in an aggregate number equal to the Elected Maximum Number; provided that if, as a result of such selection, any Owner or Holder, as the case may be, would be deemed to have exercised less than [(specify minimum exercise amount)] Warrants, then the Warrant Agent shall first select additional Tendered Warrants of such Owners or Holders so that no such Owner or Holder shall be deemed to have exercised fewer than [(specify minimum exercise amount)] Warrants. Only the Tendered Warrants so selected shall be deemed to be "Exercised Warrants" for purposes of Section 2.02(c). The Tendered Warrants not so selected shall be referred to herein as "Delayed Exercise Warrants" and shall be subject to exercise as provided in clause (iii) below.

            (iii) For purposes of this Section 2.02, each Delayed Exercise Warrant shall be deemed to have a new Designated Exercise Date on the New York Business Day next succeeding its original Designated Exercise Date, and this Section 2.02 shall apply to such Delayed Exercise Warrants as if one or more Exercise Notices with respect to the Delayed Exercise Warrants had been received by the Warrant Agent prior to [3:00 P.M.], New York City time, on such New York Business Day, provided that (x) any Delayed Exercise Warrant with respect to which any such deemed Designated Exercise Date is on or after the earlier of the Expiration Date and the Delisting Date shall be subject to automatic exercise as provided in Section 2.03[, and (y) the Reference Value for any Delayed Exercise Warrant covered by a Conditional Exercise Notice shall in any event be determined by reference to the original Designated Exercise Date therefor (or, if such date is not an Index Country Business Day, on the immediately preceding Index Country Business Day)]; provided, however, that, other than in the case of automatic exercise [or cancellation], if the aggregate number of such Delayed Exercise Warrants, together with any additional Tendered Warrants for which the Designated Exercise Date is such New York Business Day shall again exceed the Maximum Exercisable Number, the provisions of this
      Section 2.02(f) shall apply, mutatis mutandis, to the exercise of such Delayed Exercise Warrants and such additional Tendered Warrants, provided that such Delayed Exercise Warrants shall be given priority over such additional Tendered Warrants in the selection pursuant to clause (ii) above, and among such Delayed Exercise Warrants, priority in such selections shall be given to Warrants in the order of their original Designated Exercise Dates, with Warrants having the same original Designated Exercise Date being selected by lot as described in clause (ii) above.

            (iv) In connection with any issuance by the Corporation of additional Warrants under this Agreement, the Corporation shall have the right, but shall not be obligated, to increase the Maximum Exercisable Number.]

            (g)   For purposes of this Agreement:

            The "Cash Settlement Value" of any Warrant that is exercised (whether exercised automatically or by Exercise Notice) shall mean [_____ (specify fraction)] of the U.S. dollar equivalent (rounded to the nearest dollar) of the amount, if any, by which [(i) the Strike Index (as defined below) exceeds (ii) the Spot Index on the Valuation Date with respect to such Exercised Warrant] [(i) the Spot Index on the Valuation Date with respect to such Exercised Warrant exceeds (ii) the Strike Index (as defined below)]; provided that if such amount is less than zero, the Cash Settlement Value shall be zero.

            The "Strike Index" of a Warrant shall mean [Insert amount or method for determining amount].

            The "Spot Index" on any date shall mean [Insert method for determining amount].

            The exchange rate (or manner of calculating such rate) for conversion of the Cash Settlement Value, [the Cancellation Amount,] the Strike Index, the Spot Index and/or the value of Underlying Securities, as applicable, into U.S. dollars shall be [(specify such rate or manner of calculating such rate)] and shall be determined by the Warrant Agent.

            "U.S. dollars", "U.S.$" or "$" are references to the currency of the United States of America.

            "[Index currency]" or "[_______________]" are references to the currency of [(specify name of Index country)].

            (h) Any notice to be given to the Corporation by the Warrant Agent pursuant to this Section 2.02 or Section 2.03 shall be by telephone (promptly confirmed in writing) or telecopy (receipt to be promptly confirmed by telephone).

            Section 2.03. Automatic Exercise of Warrants. (a) [Unless previously canceled pursuant to Section 2.04,] all Warrants with respect to which

            (i) there has been no proper delivery of Warrants to the Warrant Account, in the case of Book-Entry Warrants, or of Definitive Warrant Certificates to the Warrant Agent Office, in the case of Certificated Warrants[, or no delivery of the Exercise Price as provided in Section 2.01(b)] or no valid Exercise Notice has been received by the Warrant Agent at or prior to [3:00 P.M.], New York City time, on the earlier to occur of (A) the Expiration Date for such Warrants and (B) the last New York Business Day prior to the effective date on which the Warrants are delisted from, or permanently suspended from trading on, the __________ Stock Exchange without being accepted for listing on or prior to such New York Business Day on another United States national securities exchange (such New York Business Day, the "Delisting Date"),

            (ii) the Exercise Date has been postponed pursuant to Section 2.02(f) to a date on or after the earlier of the Expiration Date or the Delisting Date,

            [or (iii) [list other events causing automatic exercise of Warrants, if applicable]]

will be automatically exercised on such Expiration Date or Delisting Date [or on the date on which (specify other events leading to automatic exercise)] (any such date, a "Deemed Exercise Date") without any requirement of notice of exercise to the Warrant Agent. On the Deemed Exercise Date, all the Warrants will be canceled and will represent only a right to receive the Cash Settlement Value upon satisfaction of the requirements set forth in Section 2.03(b). The Valuation Date for such Warrants shall be the first Index Country Business Day next succeeding such Deemed Exercise Date.

            (b) On the Valuation Date for the Warrants to be automatically exercised in accordance with Section 2.03(a) (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), the Warrant Agent shall (i) determine the Cash Settlement Value of such

Warrants; (ii) by [5:00 P.M.], New York City time, on such Valuation Date (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day) notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) of the Cash Settlement Value of such Warrants; and (iii) advise the Corporation of such other matters relating to the automatically exercised Warrants as the Corporation shall reasonably request.

            (c) At or before [3:00 P.M.], New York City time, on the [eighth] New York Business Day following the Valuation Date for any Warrants automatically exercised in accordance with Section 2.03(a) (or, if such Valuation Date is not a New York Business Day, on the [ninth] New York Business Day after such Valuation Date) (such date, with respect to such Warrants, the "Settlement Date"), the Corporation shall make available to the Warrant Agent funds in an amount equal to, and for the payment of, [(y)] the aggregate Cash Settlement Value of such automatically exercised Warrants [minus (y) the aggregate Exercise Price with respect to such Warrants, provided that if such amount is less than zero, no such funds shall be made available]. On the New York Business Day on which the Corporation has made adequate funds available to the Warrant Agent at or prior to [3:00 P.M.], New York City time, the Warrant Agent shall make payment available (i) if the automatically exercised Warrants are Book-Entry Warrants, in the form of a wire transfer to the appropriate Depository Participant after [3:00 P.M.], New York City time, but prior to the close of business, on such day, such payment to be in the amount of [(x)] the aggregate Cash Settlement Value of the Warrants held at the time of automatic exercise by such Depository Participant [minus (y) the aggregate Exercise Price with respect to such Warrants, provided that if such amount is less than zero, then no such payment shall be made], and (ii) if the automatically exercised Warrants are Certificated Warrants, in the form of one or more cashier's checks or official bank checks to each appropriate Holder after [3:00 P.M.], New York City time, but prior to the close of business, on such day, such payment to be in the amount of [(x)] the Cash Settlement Value of the Warrants registered in the name of such Holder on the date of automatic exercise [minus (y) the aggregate Exercise Price with respect to such Warrants, provided that if such amount is less than zero, then no such payment shall be made];

provided, however, that the Warrant Agent shall withhold any such payment in respect of any Warrant until the conditions set forth in Section 2.03(d) have been satisfied with respect to such Warrant. In the case of payments by the Warrant Agent to a Depository Participant, the Warrant Agent shall have no responsibility for the crediting by such Depository Participant of the Cash Settlement Value of such Warrants to the appropriate Owners.

            (d) The Warrant Agent shall withhold payment of the Cash Settlement Value with respect to any automatically exercised Warrant until:

            (i) if such Warrant is a Book-Entry Warrant, [(A)] such Warrant is delivered on the records of the Depository free to the Warrant Account [and (B) the Warrant Agent receives at the Warrant Agent Office a written certification substantially in the form of Exhibit E-1 hereto, dated no earlier than the Deemed Exercise Date, executed by a Depository Participant acting on behalf of the Owner of such Warrant, to the effect that such Owner is not an Index Country Resident]; and

            (ii) if such Warrant is a Certificated Warrant, [(A)] the Definitive Warrant Certificate representing such Warrant is surrendered to the Warrant Agent at the Warrant Agent Office, [and (B) the Warrant Agent receives at the Warrant Agent Office a certification in the form of Exhibit E-2 hereto, dated no earlier than the Deemed Expiration Date, to the effect that the Holder of such Definitive Warrant Certificate is not an Index Country Resident].

            (e) When payment has been made in respect of all Warrants represented by a Warrant Certificate, the Warrant Agent shall, promptly upon receipt of such Warrant Certificate, cancel such Warrant Certificate and deliver it to the Corporation.

            [Section 2.04. Cancellation of Warrants. (a) [insert conditions and effects of cancellation, if applicable].]

            (b) [The "Cancellation Amount" of a Warrant shall mean [Insert amount or method for determining amount].]

            Section 2.05. Discontinuance or Modification of Index. (a) If the Index is not calculated and announced by [name of Index publisher] (the "Index Publisher") on any Valuation Date but is calculated and publicly announced by another Person not affiliated with the Corporation and acceptable to the Corporation (the "Third Party"), the applicable Cash Settlement Value [or Cancellation Amount, as the case may be,] shall be calculated by reference to the value of the closing quotation for the Index so calculated and announced by the Third Party.

            (b) If, prior to any Valuation Date, the Index Publisher or the Third Party shall make a material change in the formula for or the method of calculating the Index, the Corporation shall promptly appoint an investment or commercial bank of international standing that is not an affiliate of the Corporation (an "Independent Expert") who shall make such calculations as may be required to determine the applicable Cash Settlement Value [or Cancellation Amount, as the case may be,] using the formula and method of calculating the Index as in effect prior to such change or modification.

            (c) If, on any Valuation Date, neither the Index Publisher nor any Third Party is calculating and disseminating the Index and neither is providing any successor index, the Corporation shall promptly appoint an Independent Expert who shall make such calculations as it determines may be required to determine the applicable Cash Settlement Value [or Cancellation Amount, as the case may be,] using the formula and method of calculating the Index as in effect on the date the Index was last so calculated.

            (d)   If any of the events referred to in Sections 2.05(a) through
(c) shall occur, the Corporation shall promptly make available information regarding the composition, method of calculation and current level of the Index or successor index upon written request to the Corporation's offices at 299 Park Avenue, New York, New York 10017, Attention: [Robert Dinerstein]. In addition, the Corporation shall undertake reasonable efforts to ensure that such information is publicly available. If the

Index Publisher shall elect to suspend or discontinue calculating or announcing the Index, the Corporation shall so notify Holders by giving notice to the Holders as their names and addresses appear in the Warrant Register.

            Section 2.06. Designation of Agent for Receipt of Notice. The Corporation may from time to time designate in writing to the Warrant Agent a single designee for receipt of all notices required to be given by the Warrant Agent to the Corporation pursuant to this Article II and all such notices thereafter shall be given in the manner herein provided by the Warrant Agent to such designee and each such notice shall be as effective as if given directly to the Corporation.

            [Section 2.07. Extraordinary Events. [(Specify conditions and effects of extraordinary events, if applicable)].]

            [Section 2.08. Temporary Suspension of the Right to Exercise the Warrants. [(Specify conditions and method of temporary suspension of right to exercise, if applicable)].]

                                  ARTICLE III

                          OTHER PROVISIONS RELATING TO
                                RIGHTS OF HOLDERS

            Section 3.01. Treatment of Holders. (a) The Corporation, the Warrant Agent and any agent of the Corporation or the Warrant Agent may deem and treat the Person in whose name each Global Warrant Certificate shall be registered in the records of the Warrant Agent as the absolute Holder of all right, title and interest in such Global Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for all purposes hereunder and as the Person entitled to exercise the rights represented by the Warrants evidenced thereby, whether or not such Warrants shall be exercised or deemed to be exercised, and neither the Corporation nor the Warrant Agent, nor any agent of the Corporation or the Warrant Agent shall be affected by any notice to the contrary, except that the Warrant Agent and the Corporation shall be entitled to rely on and act pursuant to instructions of

Depository Participants as contemplated by Article II of this Agreement.

            (b) Prior to due presentment of a Definitive Warrant Certificate for registration of transfer, the Corporation, the Warrant Agent and any agent of the Corporation or the Warrant Agent may treat the Person in whose name such Definitive Warrant Certificate is registered as the absolute Holder of all right, title and interest in such Definitive Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for all purposes hereunder and as the Person entitled to exercise the rights represented by the Warrants evidenced thereby, whether or not such Warrants shall be exercised or deemed to be exercised, and neither the Corporation, the Warrant Agent nor any agent of the Corporation or the Warrant Agent shall be affected by notice to the contrary.

            Section 3.02. Holder or Owner of Warrant May Enforce Rights. Notwithstanding any other provision of this Agreement, any Owner, in the case of Book-Entry Warrants, and any Holder, in the case of Certificated Warrants, without the consent of the Warrant Agent or the Owner or Holder of any other Warrant, may, in and for such Owner's or Holder's own behalf, and for such Owner's or Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation suitable to enforce, or otherwise in respect of, such Owner's or Holder's right to exercise, and to receive payment for, such Owner's or Holder's Warrants as provided in such Warrants and in this Agreement.

                                   ARTICLE IV

                          CONCERNING THE WARRANT AGENT

            Section 4.01. Warrant Agent. The Corporation hereby appoints [name of Warrant Agent] as the Warrant Agent of the Corporation in respect of the Warrants upon the terms and subject to the conditions set forth herein and in the Warrants, and [name of Warrant Agent] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it herein and in the Warrants and such further powers and authority acceptable to it to act on behalf of the

Corporation as the Corporation may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrants are subject to and governed by the terms and provisions hereof.

            Section 4.02. Certain Duties of the Warrant Agent. (a) Except during the continuation of a default in the performance by the Corporation of its obligations in respect of the Warrants, the Warrant Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent.

            (b) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 4.03. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations set forth herein upon and subject to the terms and conditions hereof and of the Warrants, including the following, to all of which the Corporation agrees and to all of which the rights hereunder of the Owners and Holders from time to time of the Warrants shall be subject:

            (a) The Corporation agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Corporation for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses, disbursements and advances (including reasonable attorneys' fees and expenses and reasonable compensation, expenses and disbursements of its agents) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Corporation also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder or with respect to the Warrants, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Corporation under this subsection (a) shall survive the exercise of the Warrants and the resignation or removal of the Warrant Agent.

            (b) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted or thing suffered by it in reliance upon any Warrant, resolution, opinion, report, request, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties, provided that any request or direction of the Corporation shall be sufficiently evidenced by a Corporation Order delivered to the Warrant Agent, and any resolution of the Board of Directors shall be sufficiently evidenced by a copy of the resolution certified by the Secretary or an Assistant Secretary to have been duly adopted by the Board of Directors of the Corporation, or by a committee of such Board of Directors or an officer of the Corporation appointed by the Board of Directors of the Corporation for such purpose, and to be in full force and effect on the date of such certification and delivered to the Warrant Agent (any such resolution, a "Board Resolution").

            (c) The Warrant Agent may consult with counsel satisfactory to it, which may include counsel to the Corporation, and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such written opinion.

            (d) The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any Corporation Order or Board Resolution, but the

      Warrant Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (e) The Warrant Agent, and any of its officers, directors and employees, in its individual or any other capacity, may become the Owner or Holder of, or acquire any interest in, any Warrants or other obligations of the Corporation, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Corporation and may act on, or as depositary, trustee or agent for, any committee or body of Owners or Holders of Warrants or other obligations of the Corporation as freely as if it were not the Warrant Agent hereunder.

            (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrants except as otherwise agreed with the Corporation, nor shall it be obligated to segregate such monies from other monies held by it, except as required by law.

            (g) The Warrant Agent shall not be under any liability with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrants or the Warrant Certificates (except the countersignature thereof).

            (h) The recitals contained herein and in the Warrants (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Corporation, and the Warrant Agent assumes no responsibility for the correctness thereof.

            (i) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Corporation of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Corporation pursuant to this Agreement or for the application by the Corporation of any proceeds.

            (j) The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained herein or in the Warrants or in the case of the receipt of any written demand from an Owner or Holder of a Warrant with respect to such default, including, without limitation, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 8.03, to make any demand upon the Corporation.

            (k) In acting under this Agreement and in connection with the Warrants, the Warrant Agent is acting solely as the agent of the Corporation and does not assume any obligation or relationship of agency or trust for or with any of the Owners or Holders of the Warrants.

            Section 4.04. Compliance With Applicable Laws. The Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Agreement and in connection with the Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for its failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

            Section 4.05. Corporate Warrant Agent Required; Eligibility. The Corporation agrees, for the benefit of the Owners or Holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all of the Warrants have been exercised or are no longer exercisable, which shall be a banking institution organized under the laws of the United States of America or one of the states thereof and having an office or an agent's office south of Chambers Street in the Borough of Manhattan, The City of New York.

            Section 4.06. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Warrant Agent and no appointment of a successor Warrant Agent pursuant to this Section 4.06 shall become effective until the acceptance of appointment by the successor Warrant Agent under Section 4.07.

            (b) The Warrant Agent may resign at any time by giving written notice of such resignation to the Corporation specifying such resignation and the date on which it desires such resignation to become effective, provided that, without the consent of the Corporation, such date shall not be less than 90 days after the date on which such notice is given. If an instrument of acceptance by a successor Warrant Agent shall not have been delivered to the Warrant Agent within 90 days after the giving of such notice of resignation, the resigning Warrant Agent may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent with respect to the Warrants.

            (c) The Corporation may remove the Warrant Agent at any time by giving written notice thereof to the Warrant Agent specifying such removal and the date on which the Corporation desires such removal to become effective.

            (d) If at any time:

                  (i) the Warrant Agent shall cease to be eligible to act as such under Section 4.05 and shall fail to resign after the Corporation shall have delivered a written request therefor, or

                  (ii) the Warrant Agent shall become incapable of acting as such, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or similar law, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, or

                  (iii) the Corporation shall elect to remove the Warrant Agent, provided that no default shall then exist with respect to the Warrants,

then in any such case, the Corporation by a Board Resolution may remove the Warrant Agent with respect to all the Warrants.

            (e) If the Warrant Agent shall resign or be removed, or if a vacancy shall occur in the office of the Warrant Agent for any other reason, the Corporation, by a Board Resolution, shall promptly appoint a successor Warrant Agent with respect to the Warrants, it being understood that at any time there shall be only one Warrant Agent with respect to the Warrants.

            (f) The Corporation shall give notice to the Owners or Holders of the Warrants of each resignation and each removal of the Warrant Agent and each appointment of a successor Warrant Agent with respect to the Warrants in accordance with Section 8.05. Each such notice shall include the name of the successor Warrant Agent and the address of its Warrant Agent Office.

            Section 4.07. Acceptance of Appointment by Successor. (a) If a successor Warrant Agent is appointed hereunder, such successor Warrant Agent so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Warrant Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Warrant Agent shall become effective and such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Warrant Agent; provided, however, that on the request of the Corporation or the successor Warrant Agent, such retiring Warrant Agent shall, upon payment of its charges and disbursements then unpaid, execute and deliver an instrument transferring to such successor Warrant Agent all the rights and powers of the retiring Warrant Agent and shall duly assign, transfer and deliver to such successor Warrant Agent all property and money held by such retiring Warrant Agent hereunder.

            (b) Upon the request of any such successor Warrant Agent, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Warrant Agent all such rights and powers referred to in Section 4.07(a).

            (c) No successor Warrant Agent shall accept its appointment, and no such acceptance shall be effective, unless at the time of such acceptance such successor Warrant Agent shall be qualified and eligible under this Article IV.

            Section 4.08. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the business of the Warrant Agent, shall be the successor of the Warrant Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise qualified and eligible under this Article IV. If any Warrant Certificates shall have been countersigned, but not delivered, by the Warrant Agent then in office, any successor by merger, conversion or consolidation to such countersigning Warrant Agent may adopt such countersignature and deliver the Warrant Certificates so countersigned with the same effect as if such successor Warrant Agent had itself countersigned such Warrant Certificates.

                                    ARTICLE V

                CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

            Section 5.01. Consolidations and Mergers of the Corporation and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. (a) The Corporation may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that, in any such case,

(i) either the Corporation shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such successor corporation shall expressly assume, by Supplemental Agreement (as defined in Section 6.01(a)) satisfactory to the Warrant Agent and executed and delivered to the Warrant Agent by such corporation, the due and punctual payment of the Cash Settlement Value [or Cancellation Amount, as the case may be,] with respect to all unexercised Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Corporation, and (ii) the Corporation or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition. In case of any such consolidation, merger, sale, lease or conveyance and upon such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as such, and the predecessor Corporation, except in the event of a lease, shall be relieved of any further obligation hereunder or under the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, new Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, representing Warrants not theretofore exercised, in exchange and substitution for the Global Warrant Certificates and Definitive Warrant Certificates theretofore issued; and upon the order of such successor corporation, instead of the Corporation, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Warrant Agent shall countersign and shall deliver the new Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, that such successor corporation shall have caused to be signed and delivered to the Warrant Agent for countersignature. Such Global Warrant Certificates or Definitive Warrant Certificates, as the case may be, shall in all respects have the same legal rank and benefit under this Agreement as the Warrant Certificates theretofore issued in accordance with the terms of this Agreement as though such new Warrant Certificates had been issued at the date of issue of the Warrant Certificates for which they are exchanged. In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the new Warrant Certificates as may be appropriate.

            (b) The Warrant Agent may receive a written opinion of counsel (who may be an employee of the Corporation or other counsel acceptable to the Warrant Agent) (an "Opinion of Counsel") as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of this Article V.

                                   ARTICLE VI

                             SUPPLEMENTAL AGREEMENTS

            Section 6.01. Amendment of Index Warrant Agreement. (a) This Agreement and the Warrants may be amended by the Corporation, when authorized by a Board Resolution, and the Warrant Agent (which amendment shall take the form of a supplemental index warrant agreement) (each, a "Supplemental Agreement")), without the consent of the Owners or Holders of the Warrants, for the purpose of:

                  (i) curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or of making any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement or the Warrants; or

                  (ii) evidencing the succession of another corporation to the Corporation and the assumption by any such successor of the covenants of the Corporation contained herein and in the Warrants in accordance with
      Article V; or

                  (iii) appointing a successor Depository in accordance with
      Section 1.01(e); or

                  (iv) evidencing and providing for the acceptance of appointment hereunder by a successor Warrant Agent in accordance with
      Section 4.07; or

                  (v) adding to the covenants of the Corporation for the benefit of the Owners or Holders of the Warrants or surrendering any right or power herein conferred upon the Corporation; or

                  (vi) issuing Warrants in the form of Definitive Warrant Certificates in accordance with Section 1.01(c); or

                  (vii) amending this Agreement and the Warrants in any manner that the Corporation may deem to be necessary or desirable and that will not materially and adversely affect the interests of the Owners or Holders of the Warrants.

            (b) The Corporation and the Warrant Agent may amend this Agreement and the Warrants (which amendment shall take the form of a Supplemental Agreement), with the consent of the Owners or Holders, as the case may be, of not fewer than 66-2/3% in number of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners or Holders of the Warrants under this Agreement; provided, however, that, without the consent of each Owner or Holder affected thereby, no such amendment may be made that changes the determination of the Cash Settlement Value [or Cancellation Amount, as the case may be,] of the Warrants (or any aspects of such determination) so as to reduce the amount receivable upon exercise or deemed exercise of the Warrants, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Owners or Holders, as the case may be, or reduces the number of unexercised Warrants the consent of the Owners or Holders of which is required for amendment of this Agreement or the Warrants. The Corporation and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from the Owners of Warrants represented by a Global Warrant Certificate. Such certification may be provided by Depository Participants acting on behalf of such Owners of Warrants, provided that any such certification is accompanied by a certification from the Depository as to the Global Warrant Certificate holdings of such Depository Participants.

            Section 6.02. Form of Approval of Supplemental Agreements by Owners or Holders. It shall not be necessary for the Owners or Holders of the Warrants to approve the particular form of any proposed Supplemental Agreement, but it shall be sufficient if the Owners or Holders, as the case may be, shall approve the substance of the Supplemental Agreement.

            Section 6.03. Effect of Supplemental Agreements. Upon the execution of any Supplemental Agreement under this Article, this Agreement shall be modified in accordance therewith, such Supplemental Agreement shall form a part of this Agreement for all purposes, and, subject to the proviso to the first sentence of Section 6.01(b), every Owner or Holder of Warrants theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

            Section 6.04. Reference in Warrants to Supplemental Agreements. Warrants countersigned and delivered after the execution of any Supplemental Agreement pursuant to this Article may, and shall if required by the Warrant Agent, bear a notation in form approved by the Warrant Agent as to any matter provided for in such Supplemental Agreement. If the Corporation shall so determine, new Warrants so modified as to conform, in the opinion of the Warrant Agent and the Corporation, to any such Supplemental Agreement may be prepared and executed by the Corporation and countersigned and delivered by the Warrant Agent in exchange for unexercised Warrants.

                                   ARTICLE VII

                          COVENANTS OF THE CORPORATION

            Section 7.01. Listing of Warrants on National Securities Exchange.
(a) The Corporation covenants, for the benefit of the Owners or Holders of the Warrants, as the case may be, that (i) it will seek to obtain the listing of the Warrants on [name of national securities exchange] and (ii) until the Expiration Date, it will not seek the delisting of the Warrants from, or permanent suspension of their trading on, [name of national securities exchange] unless prior to such delisting or suspension the Warrants shall have been listed, and shall be trading, on another national securities exchange.

            (b) The Corporation shall advise the Warrant Agent of the date of any expected delisting or permanent suspension of trading of the Warrants as soon as is practicable and will immediately inform the Warrant Agent after the Corporation has received notice that such delisting or suspension has occurred, but in no event shall notice of such delisting or suspension be given to the Warrant Agent later than [3:00 P.M.], New York City time, on the fifth New York Business Day preceding the date that such delisting or suspension occurs.

            (c) The Corporation shall notify the Owners or Holders of the Warrants in accordance with Section 8.05 as promptly as is practicable of any expected delisting or suspension of trading of the Warrants.

            Section 7.02. Governmental Approvals. The Corporation shall from time to time take all reasonable action necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the [name of national securities exchange], and shall make all filings under United States federal and state laws, that may be or become requisite in connection with the issuance, sale, trading, transfer, delivery or exercise of the Warrants, each Global Warrant Certificate and each Definitive Warrant Certificate.

            Section 7.03. Payment of Cash Settlement Value [or Cancellation Amount]. The Corporation agrees, for the benefit of the Owners or Holders of the Warrants, that it will duly and punctually pay the Cash Settlement Value [or Cancellation Amount, as the case may be,] on each Warrant in accordance with the terms of the Warrants and this Agreement, and that the right of each such Owner or Holder, as the case may be, to receive payment of the Cash Settlement Amount [or Cancellation Amount, as the case may be,] on such Warrant when such amount is due and payable shall be absolute and unconditional.

            Section 7.04. Maintenance of Office or Agency; Unclaimed Moneys. (a) The Corporation shall maintain an office and agency at which the Warrants may be presented or surrendered for exercise or registration of transfer or exchange or cancellation and where notices and demands to or upon the Corporation in respect of the Warrants and this Agreement may be served, which office and agency shall be the same as the location of the Warrant Agent Office, and the Corporation hereby appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

            (b) The Corporation shall, on or prior to each due date of the Cash Settlement Value [or Cancellation Amount, as the case may be,] on any Warrant, deposit with the Warrant Agent a sum sufficient to pay the Cash Settlement Value [or Cancellation Amount, as the case may be,] so becoming due, such sum to be held for the benefit of the Persons entitled to such Cash Settlement Value [or Cancellation Amount, as the case may be].

            (c) Any money deposited with the Warrant Agent for the payment of the Cash Settlement Value [or Cancellation Amount, as the case may be,] on any Warrant and remaining unclaimed for three years after such Cash Settlement Value [or Cancellation Amount, as the case may be,] has become due and payable, shall be paid to the Corporation, at the request of the Corporation, and the Person entitled to such money shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided, however, that the Warrant Agent, before being required to make any such repayment, may at the expense of the Corporation, cause notice to be given in accordance with Section
8.05 to the Person entitled to such money that such money remains unclaimed and that, after a date specified therein, which shall be not less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will be repaid to the Corporation.

            Section 7.05. Corporate Existence. Subject to Article V, the Corporation shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Corporation shall not be required to preserve any right or franchise if its Board of Directors or a committee thereof shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation and that the loss thereof is not disadvantageous in any material respect to the Owners or Holders of the Warrants, as the case may be.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.01. Reopening of Issue of Warrants. The Corporation may, from time to time, issue additional Warrants under this Agreement. All Warrants issued hereunder, from and after the date they are issued, shall be identical.

            Section 8.02. Payment of Taxes. The Corporation shall pay all documentary stamp taxes attributable to the initial issuance of Warrants; provided, however, that the Corporation shall not be required to pay any tax or other governmental charge that may be payable in respect of any transfer involving any beneficial or record interest in or ownership interest of any Warrants.

            Section 8.03. Notices and Demands to the Corporation and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Corporation by any Owner or Holder pursuant to the provisions of the Warrants, the Warrant Agent shall promptly forward such notice or demand to the Corporation.

            Section 8.04. Addresses for Notices. Any communications from the Corporation to the Warrant Agent with respect to this Agreement shall be addressed to [name of Warrant Agent], [address] (facsimile: (___) ___-____) (telephone: (___) ___-____), Attention: [Corporate Trust Department]; any communications from the Warrant Agent to the Corporation with respect to this Agreement shall be addressed to UBS AG, 299 Park Avenue, New York, New York 10017 (facsimile: (212) ___-____) (telephone: (212) ___-____), Attention:
[Robert Dinerstein] (or, in either case, at such other address as shall be specified in writing to the other by the Warrant Agent or the Corporation, as the case may be).

            Section 8.05. Notices to Owners and Holders. The Corporation or the Warrant Agent shall give any notice to be given to the Owners of Book-Entry Warrants by providing the Depository with a form of notice to be distributed by the Depository to Depository Participants in accordance with the customs and practices of the Depository. The Corporation or the Warrant Agent shall give notice to the Holders of Certificated Warrants by mailing written notice by first class mail, postage prepaid, to such Holders as their names and addresses appear in the Warrant Register.

            Section 8.06. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Section 8.07. Benefits of Index Warrant Agreement. Nothing in this Agreement or in the Warrants expressed or implied and nothing that may be inferred from any of the provisions hereof or thereof is intended, or shall be construed, to confer upon, or give to, any Person other than the Corporation, the Warrant Agent and their respective successors and assigns, and the Owners or Holders of the Warrants, as the case may be, any right, remedy or claim under or by reason of this Agreement or the Warrants or of any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement or in the Warrants shall be for the sole and exclusive benefit of the Corporation and the Warrant Agent and their respective successors and assigns and of the Owners or Holders of the Warrants, as the case may be.

            Section 8.08. Successors and Assigns. All covenants and agreements in this Agreement by the Corporation shall bind its successors and assigns, whether so expressed or not.

            Section 8.09. Index Warrant Agreement and Warrants Solely Corporate Obligations. No recourse for the payment of the Cash Settlement Value [or Cancellation Amount, as the case may be,] of any Warrant or for any claim based on any Warrant or this Agreement shall be had against any director or officer or stockholder, past, present or future, of the Corporation. Any such claim against any such Person is expressly waived as a condition of, and as consideration for, the execution and delivery of this Agreement and the issue of the Warrants.

            Section 8.10. Severability. If any provision in this Agreement or in the Warrants shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provisions in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 8.11. Headings. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            Section 8.12. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 8.13. Inspection of Index Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent Office for inspection by the Owners or Holders of the Warrants, as the case may be, the Depository Participants and the Indirect Participants. In the case of Certificated Warrants, the Warrant Agent may require the Holder of such Warrant to submit such Holder's Warrant Certificate for inspection by the Warrant Agent.

            IN WITNESS WHEREOF, this Index Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                    UBS AG


                                    By:__________________________
                                       Name:
                                       Title:

[SEAL]

Attest:



__________________________
[Assistant] Secretary



                                    [NAME OF WARRANT AGENT], as Warrant Agent


                                    By:__________________________
                                       Name:
                                       Title:

[SEAL]

Attest:



__________________________
[Assistant] Secretary

                                                                       EXHIBIT A


             [WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE CANNOT
                   BE EXERCISED PRIOR TO ________ __, 200__.]

               [NO PAYMENT WILL BE MADE UPON THE EXERCISE OF THIS
                  WARRANT UNLESS THE WARRANT AGENT HAS RECEIVED
                    THE CERTIFICATION DESCRIBED IN THE INDEX
                               WARRANT AGREEMENT]

                    EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                        WARRANT AGENT AS PROVIDED HEREIN

                   VOID AFTER [3:00 P.M.], NEW YORK CITY TIME,
                              ON ________ __, 200__

         No. _________                               CUSIP No. ____________




                           GLOBAL WARRANT CERTIFICATE
                                  representing
               ________ [Name of Index] Index [Put/Call] Warrants
                           Expiring ________ __, 200__

                                     UBS AG


            This certifies that [______________] or registered assigns is the registered holder of [insert number initially issued] [insert name of Index] Index [Put/Call] Warrants (the "Warrants"), or such lesser amount as is indicated in the records of [name of Warrant Agent], as Warrant Agent. Each Warrant entitles the [beneficial owner thereof (an "Owner")] [registered holder thereof (a "Holder")], subject to the provisions contained herein and in the Index Warrant Agreement referred to below, to receive from UBS AG, a New York corporation (the "Corporation"), the Cash Settlement Value (as defined below) [or Cancellation Amount (as defined below), as the case may be,] thereof in [U.S. dollars (specify other currency if applicable)], as further described below. [No exercise price shall be payable by any Holder or Owner in connection with the exercise of any Warrant.] [The exercise price for each Warrant shall be $_____ and shall be payable in [U.S. dollars (specify other currency if applicable)] (the "Exercise Price").] In no event shall any [Owner] [Holder] be entitled to any interest on the

Cash Settlement Value [or Cancellation Amount] (unless the Corporation shall default in the payment of such Cash Settlement Value).

            Subject to the terms of the Index Warrant Agreement, each Warrant may be exercised or deemed to be exercised in whole but not in part on any New York Business Day (as defined below) from [the date of issuance (specify other date if applicable)] until [3:00 P.M.], New York City time, on the earlie[st] of
(i) [_________ (specify date upon which right to exercise Warrants expires)] or, if such date is not a New York Business Day, on the next succeeding New York Business Day (the "Expiration Date"), [or] (ii) the date of automatic exercise [or (iii) the date of cancellation], as further described below and as provided in the Index Warrant Agreement. Except in the case of automatic exercise or any exercise on the Expiration Date, not fewer than [(specify minimum exercise amount)] [nor more than [(specify maximum exercise amount)] Warrants may be exercised by or on behalf of any one [Owner] [Holder] at any one time. References herein to "U.S. dollars", "U.S.$" or "$" are references to the currency of the United States of America. References to "[(insert name of Index currency)]" or "[_______]" are references to the currency of [name of Index country]. As used herein, the term "New York Business Day" means any day other than a Saturday or Sunday or a day on which the New York Stock Exchange or the American Stock Exchange [or (list any other relevant securities exchanges)] is not open for securities trading or banking institutions generally in The City of New York are authorized or required by law or executive order to close; "Index Country Business Day" means any day other than (i) a Saturday or a Sunday or a day on which banking institutions generally in [(specify name of Index country)] are authorized or required by law or executive order to close or (ii) a day on which the [names of relevant stock exchanges] are not open for business[; and "Index Country Resident" means a resident of, or any corporation or other Person organized under the laws of [(specify name of Index country)], its territories, its possessions or other areas subject to its jurisdiction].

            This [Global] [Definitive] Warrant Certificate is issued under and in accordance with the Index Warrant Agreement, dated as of ________ __, 200__ (the "Index Warrant Agreement"), between the Corporation and the

Warrant Agent, and is subject to the terms and provisions contained in the Index Warrant Agreement, to all of which terms and provisions all [Owners] [Holders] of the Warrants represented by this [Global] [Definitive] Warrant Certificate [and the Holder of this Global Warrant Certificate] consent by acceptance hereof [by the Depository (as defined below)]. Copies of the Index Warrant Agreement are on file at the Warrant Agent Office at ______________, New York, New York, _____, Attention: Corporate Trust Department, or at such other office as may be specified in a notice given to the [Owners] [Holders] of the Warrants. [Except as provided in the Index Warrant Agreement, Owners will not be entitled to receive definitive certificates evidencing their Warrants. Warrant holdings will be held through a depository selected by the Corporation, which initially is [The Depository Trust Company], or its agent (the "Depository", which term, as used herein, includes any successor depository selected by the Corporation) as further provided in the Index Warrant Agreement.]

            Capitalized terms included herein but not defined herein have the meanings assigned to them in the Index Warrant Agreement.

            The Cash Settlement Value of any Exercised Warrants (whether exercised automatically or by Exercise Notice) shall mean [__________________ (specify fraction)] of the U.S. dollar equivalent (rounded to the nearest dollar) of the amount, if any, by which [(i) the Strike Index (as defined below) exceeds (ii) the Spot Index (as defined below) on the Valuation Date (as defined below) with respect to such Exercised Warrant] [the amount, if any, by which (i) the Spot Index (as defined below) on the Valuation Date (as defined below) with respect to such Exercised Warrant exceeds (ii) the Strike Index]; provided that if such amount is less than zero, the Cash Settlement Value shall be zero. [The Cancellation Amount of any Exercised Warrants shall mean [Insert method for determining amount].] The "Spot Index" on any date shall mean [Insert amount or method for determining amount]. The "Strike Index" of any Exercised Warrant shall mean [Insert amount or method for determining amount]. The exchange rate (or manner of calculating such rate) for conversion of the Cash Settlement Value, [the Cancellation Amount,] the Strike Index, the Spot Index and/or the value of Underlying

Securities, as applicable, into U.S. dollars shall be [_____________ (specify such rate or manner of calculating such rate)] and shall be determined by the Warrant Agent.

            Except in the case of automatic exercise [or cancellation] as further provided below and in the Index Warrant Agreement, and subject to any Maximum Exercisable Number of Warrants, the "Valuation Date" for any Warrant shall be the first Index Country Business Day next succeeding the "Exercise Date", which shall be the New York Business Day on which the Warrant Agent has received (i) delivery of [such Warrant on the records of the Depository free to the Warrant Account] [the Definitive Warrant Certificate representing such Warrant at the Warrant Agent Office][, (ii) the Exercise Price] and ([iii]) an Exercise Notice for such Warrant in good order in the form of [Exhibit B-1] [Exhibit B-2] to the Index Warrant Agreement, [which shall include certification that the [exercising Owner] [Holder] is not an Index Country Resident,] at or prior to [3:00 P.M.], New York City time; provided that if the Warrant Agent receives such Warrant[, the Exercise Price] or the Exercise Notice after [3:00 P.M.] on such day, the "Exercise Date" shall be the next succeeding New York Business Day and such Warrant[, Exercise Price] and Exercise Notice shall be deemed to have been received on such next succeeding New York Business Day. Any delivery of a Warrant or Exercise Notice received after [3:00 P.M.], New York City time, on the Expiration Date shall be void and of no effect and shall be deemed not to have been delivered. [A [Depository Participant] [Holder] may specify in its irrevocable Exercise Notice in relation to a Warrant that such Exercise Notice is conditional (a "Conditional Exercise Notice"), and in such case such Conditional Exercise Notice shall be void and of no effect and shall be disregarded for all purposes of the Index Warrant Agreement if [Describe the terms upon which the Exercise Notice may be conditional, which may be as follows: the Spot Index on the day that, but for the provisions of this sentence, would be the Valuation Date for such Warrant is more than [_________________] [above] [below] the Spot Index on the [Designated] Exercise Date of such Warrants (or, if such date is not an Index Country Business Day, on the immediately preceding Index Country Business Day) (the "Reference Value").]

            By [5:00 P.M.], New York City time, on the New York Business Day on which such Exercise Notice is received (or deemed to have been received), the Warrant Agent shall notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) of the number of Warrants in respect of which Exercise Notices, not rejected pursuant to the Index Warrant Agreement, were received (or deemed to have been received) at or prior to [3:00 P.M.], New York City time, on such date, the number of such Exercise Notices that were rejected by the Warrant Agent pursuant to the Index Warrant Agreement and the number of Warrants to which such rejected Exercise Notices relate [and the number of such Exercise Notices that were Conditional Exercise Notices (and the number of Warrants to which such Conditional Exercise Notices relate)]. By [5:00 P.M.], New York City time, on the Valuation Date for such Warrants (or if such Valuation Date is not a New York Business Day, then the next succeeding New York Business Day), the Warrant Agent shall (i) [(x) after obtaining the Reference Value and the Spot Index for such Valuation Date, determine whether any Conditional Exercise Notices have become void pursuant to
Section 2.02(b) of the Index Warrant Agreement, and if so, promptly notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) and send a Rejection Notice in the form of Exhibit C to the Index Warrant Agreement to the appropriate [Depository Participant] [Holder] and redeliver such Warrants to such [Depository Participant] [Holder] as provided in the Index Warrant Agreement and (y)] determine the aggregate number of [Tendered] [Exercised] Warrants, (ii) [determine pursuant to Section 2.02(f) of the Index Warrant Agreement the number of such Tendered Warrants which shall be Exercised Warrants, (iii)] determine the Cash Settlement Value (in the manner provided in Section 2.02(h) of the Index Warrant Agreement) of the Exercised Warrants, (iv) notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) of the Cash Settlement Value with respect to such Warrants, (v) send notice of confirmation of exercise in substantially the form of Exhibit D to the Index Warrant Agreement to the appropriate [Depository Participant] [Holder] and (vi) notify the Corporation (and such other parties (not to exceed two) as the Corporation shall designate in writing) of such other matters relating to the Exercised Warrants as the Corporation shall reasonably request.

            If the Corporation has made adequate funds available to the Warrant Agent in a timely manner as provided in the Index Warrant Agreement, the Warrant Agent will make payment in the form of a wire transfer to the appropriate Depository Participant on the [fifth] New York Business Day following the Valuation Date (or, if such Valuation Date is not a New York Business Day, on the [sixth] New York Business Day after such Valuation Date) (the "Settlement Date"), all as provided in the Index Warrant Agreement, such payment to be in the amount of the Cash Settlement Value in respect of Exercised Warrants exercised by such Depository Participant. [The Warrant Agent shall have no responsibility for the crediting by such Depository Participant of the Cash Settlement Value of such Warrants to the appropriate Owners.]

            [The Warrant Agent will cause its records to be marked to reflect the reduction in the number of Warrants represented by this Global Warrant Certificate by the number of Warrants for which payment has been made in accordance with the Index Warrant Agreement.] [If this Definitive Warrant Certificate shall be surrendered to the Warrant Agent for exercise of fewer than all the Warrants represented hereby, the Warrant Agent shall issue and deliver to the Holder of the Warrants represented hereby by first class mail at the expense of the Corporation a Definitive Warrant Certificate representing all Warrants remaining unexercised after such exercise.]

            All Warrants with respect to which (i) there has been no proper delivery of Warrants to the Warrant Account and no valid Exercise Notice has been received by the Warrant Agent at or prior to [3:00 P.M.], New York City time, on the earlier to occur of (A) the Expiration Date for such Warrants and
(B) the last New York Business Day prior to the effective date on which the Warrants are delisting from, or permanently suspended from trading on, the [name of national securities exchange] without being accepted for listing on or prior to such New York Business Day on another United States national securities exchange (such New York Business Day, the "Delisting Date"), (ii) the Exercise Date has been postponed pursuant to Section 2.02(f) of the Index Warrant Agreement to a date on or after the earlier of the Expiration Date and the Delisting Date, [or (iii) list other events causing automatic exercise of Warrants, if applicable] will be automatically exercised on such Expiration Date or Delisting Date [or on the date on which (list other dates of automatic exercise)] (any such date, a "Deemed Exercise Date") without any requirement of notice of exercise to the Warrant Agent. The Valuation Date for such Warrants shall be the first Index Country Business Day following such Deemed Exercise Date.

            If the Corporation has made adequate funds available to the Warrant Agent in a timely manner as set forth in the Index Warrant Agreement, the Warrant Agent will make its payment available in the form of [a wire transfer to the appropriate Depository Participant] [one or more cashier's checks or official bank checks to the appropriate Holder] in the amount of [(x)] the Cash Settlement Amount with respect to each Warrant [minus (y) the Exercise Price], after [3:00 P.M.], New York City time, but prior to the close of business, on the [eighth] New York Business Day following the Valuation Date for such automatically exercised Warrants (or, if such Valuation Date is not a New York Business Day, on the [ninth] New York Business Day after such Valuation Date), such payment to be in the amount of the aggregate Cash Settlement Value in respect of Warrants that have been automatically exercised, all as provided in the Index Warrant Agreement; provided, however, that the Warrant Agent shall withhold any such payment with respect to any Warrants for which the Warrant Agent has not received [(i)] the related Warrants through transfer of such Warrants to the Warrant Account[, and (ii) certification that the Owner of such Warrants is not an Index Country Resident, dated no earlier than the Deemed Expiration Date and in the form of Exhibit E-1 to the Index Warrant Agreement]. When payment has been made in respect of all automatically exercised Warrants represented by this Warrant Certificate, the Warrant Agent shall, promptly upon receipt cancel this Warrant Certificate and deliver it to the Corporation.

            If the Index is not calculated and announced by the [name of Index Publisher] (the "Index Publisher") on a Valuation Date but is calculated and publicly announced by another Person not affiliated with the Corporation and acceptable to the Corporation (the "Third Party"), the applicable Cash Settlement Value [or Cancellation Amount] shall be calculated by reference to the value of the closing quotation for the Index so calculated and announced by the Third Party.

            If, prior to any Valuation Date, the Index Publisher or the Third Party makes a material change in the formula for or the method of calculating the Index, the Corporation shall promptly appoint an investment or commercial bank of international standing that is not an affiliate of the Corporation (the "Independent Expert") who shall make such calculations as may be required to determine the applicable Cash Settlement Value [or Cancellation Amount] using the formula and method of calculating the Index as in effect prior to such change or modification.

            If, on any Valuation Date, neither the Index Publisher nor any Third Party is calculating and disseminating the Index and neither is providing any successor index, the Corporation shall promptly appoint an Independent Expert who shall make such calculations as it determines may be required to determine the applicable Cash Settlement Value [or Cancellation Amount] using the formula and method of calculating the Index as in effect on the date the Index was last so calculated.

            If any of the events referred to above with respect to the calculation of the Index shall occur, the Corporation shall promptly make available information regarding the composition, method of calculation and current level of the Index or successor index upon written request to the Corporation's offices at UBS AG, 299 Park Avenue, New York, New York 10017,
Attention: Robert Dinerstein. In addition, the Corporation shall undertake reasonable efforts to ensure that such information is publicly available. If the Index Publisher shall elect to suspend or discontinue calculating or announcing the Index, the Corporation shall so notify the Owners by giving notice to the Depository in accordance with the Index Warrant Agreement.

            The Corporation, the Warrant Agent and any agent of the Corporation or the Warrant Agent may deem and treat the registered Holder hereof as the absolute Holder of all right, title and interest in the Warrants evidenced hereby

(notwithstanding any notation of ownership or other writing hereon) for any purpose and as the Person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Corporation nor the Warrant Agent nor any agent of the Corporation or the Warrant Agent shall be affected by any notice to the contrary, except that the Corporation and the Warrant Agent shall be entitled to rely on and act pursuant to instructions of Depository Participants as contemplated herein and in the Index Warrant Agreement.

            Subject to the terms of the Index Warrant Agreement, upon due presentment for registration of transfer or exchange of this [Global] [Definitive] Warrant Certificate at the Warrant Agent Office, the Corporation shall execute and the Warrant Agent shall countersign and deliver in the name of the designated transferee a new [Global] [Definitive] Warrant Certificate or [Global] [Definitive] Warrant Certificates of like tenor and representing in the aggregate a like number of unexercised Warrants as evidenced by this [Global] [Definitive] Warrant Certificate at the time of such registration of transfer, which shall be issued to the designated transferee in exchange for this [Global] [Definitive] Warrant Certificate, subject to the limitations provided in the Index Warrant Agreement, without charge.

            This [Global] [Definitive] Warrant Certificate and the Index Warrant Agreement are subject to amendment as provided in the Index Warrant Agreement.

            THIS [GLOBAL] [DEFINITIVE] WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            This [Global] [Definitive] Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

            IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated as of ________ __, 200__


                                    UBS AG


                                    By:__________________________
                                       Name:
                                       Title:


                                    By:__________________________
                                       Name:
                                       Title:








Countersigned on the date above written:

[NAME OF WARRANT AGENT],
 as Warrant Agent


By:___________________________
   Name:
   Title:

                                                                     EXHIBIT B-1

                             Form of Exercise Notice
            for Warrants Represented by a Global Warrant Certificate


[NAME OF WARRANT AGENT],
 as Warrant Agent
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

      Re: Exercise of UBS AG [name of Index] Index [Put/Call] Warrants Expiring ________ __, 200__ (the "Warrants")

            1. We refer to the Index Warrant Agreement, dated as of ________ __, 200__ (the "Index Warrant Agreement"), between UBS AG (the "Corporation") and [Name of Warrant Agent], as Warrant Agent (the "Warrant Agent"). On behalf of certain beneficial owners, each of whom is exercising no fewer than [__________] Warrants covered by this Notice and whose Warrants are held through the Depository in our name, we hereby irrevocably exercise [_____________] Warrants (the "Tendered Warrants").

            2. This Exercise Notice [is] [is not] a Conditional Exercise Notice. [We hereby acknowledge that a Conditional Exercise Notice will be void and of no effect (and shall be disregarded for all purposes under the Index Warrant Agreement) if the Spot Index on the date that, but for the provisions of Section 2.02(b) of the Index Warrant Agreement, would be the Valuation Date for the Warrants is more than [__________] [above] [below] the Spot Index on the [Designated] Exercise Date (or, if the [Designated] Exercise Date is not an Index Country Business Day, on the immediately preceding Index Country Business
Day).]

            3. We have instructed the Depository to deliver the Exercised Warrants free through the Depository to the Warrant Account [Account No. _______________])[, and we have made payment of the Exercise Price as provided in Section 2.01(b) of the Index Warrant Agreement].

            4. We hereby acknowledge that this Exercise Notice[, the Exercise Price] and the Tendered Warrants must be received by you by [3:00 P.M.], New York City time, on a New York Business Day in order for the Valuation Date of the Tendered Warrants to be the Index Country Business Day next succeeding such New York Business Day, and that if this Exercise Notice[, the Exercise Price] or the Tendered Warrants are received by you after [3:00 P.M.], New York City time, but prior to the close of business on a New York Business Day, the Valuation Date of the Tendered Warrants shall be the Index Country Business Day next succeeding the first New York Business Day following the day on which this Exercise Notice[, the Exercise Price] and the Tendered Warrants are received. [We further acknowledge that if this Conditional Exercise Notice[, the Exercise Price] or the Tendered Warrants are received by you after [3:00] P.M., New York City time, but prior to the close of business on a New York Business Day, that for purposes of making the determinations required by such Conditional Exercise Notice, the Warrants will be deemed to be exercised on the New York Business Day next succeeding the day on which this Exercise Notice[, the Exercise Price] and the Tendered Warrants are received.]

            5. We hereby certify that we are a participant of [The Depository Trust Company] (the "Depository") with the present right to use and receive its services.

            6. We hereby acknowledge that if you determine that this Exercise Notice has not been duly completed, or is not in proper form, or you are unable to verify that we are a participant of the Depository as provided above, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

            7. We hereby direct you to make payment to us of amounts payable to the beneficial owners of the Tendered Warrants as a result of the exercise of the Tendered Warrants hereunder as follows:


                                     B-1-2

            [ ]         By cashier's check or an official bank
                        check;

or

            [ ]         By wire transfer to the following U.S.
                        dollar bank account in the United
                        States:

                        (Minimum payments of $100,000 only)

                        Bank:________________

                        Account No.:_____________

                        ABA Routing No.:___________

                        Reference:______________

           [8. We hereby certify that none of the clients on whose behalf we are exercising the above referenced Warrants are Index Country Residents.]

            Capitalized terms used herein and not defined have the meanings assigned to them in the Index Warrant Agreement.

Dated: ________ __, 200__

                                          [NAME OF DEPOSITORY
                                           PARTICIPANT]
                                          [Participant Number]

                                          By:_____________________
                                             Name:
                                             Title:

                                             [Address]
                                             Telephone:
                                             Facsimile:


                                     B-1-3

                                                                     EXHIBIT B-2

                             Form of Exercise Notice
                    for Warrants Represented by a Definitive
                               Warrant Certificate


[NAME OF WARRANT AGENT],
 as Warrant Agent
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

      Re: Exercise of UBS AG [name of Index] Index [Put/Call] Warrants Expiring ________ __, 200__ (the "Warrants")

            1. We refer to the Index Warrant Agreement, dated as of ________ __, 200__ (the "Index Warrant Agreement"), between UBS AG (the "Corporation") and [Name of Warrant Agent], as Warrant Agent (the "Warrant Agent"). We hereby irrevocably exercise [_____________] Warrants (the "Tendered Warrants") and deliver to you herewith a Definitive Warrant Certificate or Certificates, registered in the name of the undersigned, representing a number of Warrants at least equal to the number of Exercised Warrants [and payment of the Exercise Price as provided in Section 2.01(b) of the Index Warrant Agreement].

            2. This Exercise Notice [is] [is not] a Conditional Exercise Notice. [We hereby acknowledge that a Conditional Exercise Notice will be void and of no effect (and shall be disregarded for all purposes under the Index Warrant Agreement) if the Spot Index on the date that, but for the provisions of Section 2.02(b) of the Index Warrant Agreement, would be the Valuation Date for the Warrants is more than [__________] [above] [below] the Spot Index on the Exercise Date (or, if the Exercise Date is not an Index Country Business Day, on the immediately preceding Index Country Business Day).]

            3. We hereby acknowledge that this Exercise Notice[, the Exercise Price] and the Definitive Warrant Certificates representing the Tendered Warrants must be received by you by [3:00] P.M., New York City time, on a New York Business Day in order for the Valuation Date of the Tendered Warrants to be the Index Country Business Day next succeeding such New York Business Day, and that if this Exercise Notice[, the Exercise Price] or such Definitive Warrant Certificates are received by you after [3:00] P.M., New York City time, but prior to the close of business on a New York Business Day, the Valuation Date of the Tendered Warrants shall be the Index Country Business Day next succeeding the first New York Business Day following the day on which this Exercise Notice[, the Exercise Price] and such Definitive Warrant Certificates are received. [We further acknowledge that if this Conditional Exercise Notice[, the Exercise Price] or such Definitive Warrant Certificates are received by you after [3:00] P.M., New York City time, but prior to the close of business on a New York Business Day, that for purposes of making the determinations required by such Conditional Exercise Notice, the Warrants will be deemed to be exercised on the New York Business Day next succeeding the day on which this Exercise Notice[, the Exercise Price] and such Definitive Warrant Certificates are received.]

            4. We hereby acknowledge that if you determine that this Exercise Notice has not been duly completed or is not in proper form, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

            5. We hereby direct you to make payment of amounts payable to us as a result of the exercise of the Warrants hereunder as follows:

            [ ]         By cashier's check or an official bank
                        check;

or

            [ ]         By wire transfer to the following U.S.
                        dollar bank account in the United
                        States:

                        (Minimum payments of $100,000 only)

                        Bank:________________

                        Account No.:_____________

                        ABA Routing No.:___________


                                     B-2-2

                        Reference:______________

            [6. We hereby certify that at the time this notice is delivered to you, the beneficial owners of the Tendered Warrants are not Index Country Residents.]

            Capitalized terms used herein and not defined have the meanings assigned to them in the Index Warrant Agreement.

Dated: ________ __, 200__

                                          [NAME OF HOLDER]

                                          By:_____________________
                                             Name:
                                             Title:

                                          [Address]
                                          Telephone:
                                          Facsimile:


                                     B-2-3

                                                                       EXHIBIT C

                            Form of Rejection Notice

[NAME OF DEPOSITORY PARTICIPANT OR HOLDER],
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

      Re: Exercise of UBS AG [name of Index] Index [Put/Call] Warrants Expiring ________ __, 200__ (the "Warrants")

            We refer to the Index Warrant Agreement, dated as of ________ __, 200__ (the "Index Warrant Agreement"), between UBS AG (the "Corporation") and the undersigned, as Warrant Agent (the "Warrant Agent").

            In the case of Tendered Warrants represented by a Global Warrant Certificate and rejected pursuant to Section 2.02(c)(v) of the Index Warrant
Agreement: You are hereby notified that [the Exercise Notice delivered by you was determined by us not to have been [duly completed] [in proper form]] [we were not able to verify that you are a Depository Participant of [The Depository Trust Company] in the manner, and pursuant to the procedures], as set forth in the Index Warrant Agreement. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

            In the case of Tendered Warrants represented by a Definitive Warrant Certificate and rejected pursuant to Section 2.02(c)(ii) of the Index Warrant
Agreement: You are hereby notified that [the Exercise Notice delivered by you was determined by us not to have been [duly completed] [in proper form]] [the Definitive Warrant Certificate delivered by you was determined by us not to have been in proper form], as set forth in the Index Warrant Agreement. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

            [In the case of Tendered Warrants that become void pursuant to
Section 2.02(b) of the Index Warrant Agreement: You are hereby notified that we have rejected your Conditional Exercise Notice because the Spot Index on the Valuation Date was [____________], and the Spot Index on the [Designated] Exercise Date (or, if the [Designated] Exercise Date was not an Index Country Business Day, on the immediately preceding Index Country Business Day) was [_______________].]

            Capitalized terms used herein and not defined have the meanings assigned to them in the Index Warrant Agreement.

Dated: ________ __, 200__

                                    [NAME OF WARRANT AGENT],
                                     as Warrant Agent

                                    By:__________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT D

                        Form of Confirmation of Exercise

[NAME OF DEPOSITORY PARTICIPANT OR HOLDER],
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

      Re: Exercise of UBS AG [name of Index] Index [Put/Call] Warrants Expiring ________ __, 200__ (the "Warrants")


            We refer to the Index Warrant Agreement, dated as of ________ __, 200__ (the "Index Warrant Agreement"), between UBS AG (the "Corporation") and the undersigned, as Warrant Agent (the "Warrant Agent").

            We hereby confirm receipt of your Exercise Notice with respect to ____________ Warrants (the "Exercised Warrants"), and the [Definitive Warrant Certificates representing the] Warrants relating thereto, which Exercise Notice [and Definitive Warrant Certificates] we have found to be duly completed and in good order[, and we have verified, in the manner provided in the Index Warrant Agreement, that you are a Depository Participant].

            [The Corporation has elected to limit the number of Warrants that may have an Exercise Date of ___________ __, 200__ to [____________]. Of the
Tendered Warrants, [_______________] Warrants have been selected to be Warrants that will have an Exercise Date on such date (such Warrants, the "Exercised Warrants"). The remaining [_____________] Tendered Warrants are deemed to be Delayed Exercise Warrants.] [The Corporation has not elected to limit the number of Warrants that may be exercised pursuant to Section 2.02(f) of the Index Warrant Agreement. Accordingly, all of the Tendered Warrants will have an Exercise Date of __________ __, 200__ and are hereinafter referred to as "Exercised Warrants".]

            We hereby confirm that the aggregate Cash Settlement Value of [payment currency] [_________________] of such Exercised Warrants ([payment currency] [_____________] per Warrant) [minus the aggregate Exercise

Price thereof] will be made available to you in the form of a [wire transfer] [check], [five] New York Business Days after the Valuation Date for the Exercised Warrants (or, if the Valuation Date for the Exercised Warrants was not a New York Business Day, [six] New York Business Days after the Valuation Date) in accordance with the terms of the Index Warrant Agreement.

            Capitalized terms used herein and not defined have the meanings assigned to them in the Index Warrant Agreement.

Dated: ________ __, 200__

                                    [NAME OF WARRANT AGENT],
                                     as Warrant Agent

                                    By:__________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT E-1

                   Form of Depository Participant Certificate


[NAME OF WARRANT AGENT],
 as Warrant Agent
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

      Re: Automatic Exercise of UBS AG [name of Index] Index [Put/Call] Warrants Expiring ________ __, 200__ (the "Warrants")

            We refer to the Index Warrant Agreement, dated as of ________ __, 200__ (the "Index Warrant Agreement"), between UBS AG (the "Corporation") and [Name of Warrant Agent], as Warrant Agent (the "Warrant Agent").

            We hereby certify that:

                  (a) we are acting on behalf of the Owners of ____________
            Warrants, which have been automatically exercised pursuant to the Index Warrant Agreement and which we have delivered free on the records of the Depository to the Warrant Account[; and

                  (b) we have received certification from such Owners that the beneficial owners of such Warrants are not Index Country Residents].

            Capitalized terms used herein and not defined have the meanings assigned to them in the Index Warrant Agreement.

Dated: ________ __, 200__

                                          [NAME OF DEPOSITORY
                                           PARTICIPANT]
                                          [Participant Number]

                                          By:_____________________
                                             Name:
                                             Title:

                                             [Address]
                                             Telephone:
                                             Facsimile:


                                     E-1-2

                                                                     EXHIBIT E-2

                           Form of Holder Certificate

[NAME OF WARRANT AGENT],
 as Warrant Agent
[address]
Facsimile:  ________________
Telephone:  ________________

Attention:

      Re: Automatic Exercise of UBS AG [name of Index] Index [Put/Call] Warrants Expiring ________ __, 200__ (the "Warrants")

            We refer to the Index Warrant Agreement, dated as of ________ __, 200__ (the "Index Warrant Agreement"), between UBS AG (the "Corporation") and [Name of Warrant Agent], as Warrant Agent (the "Warrant Agent").

            We hereby certify that:

            (a) we are the Holders of ____________ Warrants, which have been automatically exercised pursuant to the Index Warrant Agreement; [and]

            (b) we have surrendered the Definitive Warrant Certificates representing such Warrants at the Warrant Agent Office[; and

            (c) as of the date hereof, the beneficial owners of such Warrants are not Index Country Residents].

            Capitalized terms used herein and not defined have the meanings assigned to them in the Index Warrant Agreement.

Dated: ________ __, 200__

                                          [NAME OF HOLDER]


                                          By:_____________________
                                             Name:
                                             Title:

                                             [Address]
                                             Telephone:
                                             Facsimile:



                                     E-2-2